2 Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 1, 2023 (the "Form 10-K"), our quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed on May 2, 2023, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three month periods ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2023, or any other period of time or date. As previously disclosed in the Form 10-K, the Company adopted the new guidance on accounting for current expected credit losses on financial instruments (“CECL”) effective as of January 1, 2022. Quarterly amounts previously reported on our quarterly reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022 do not reflect the adoption of CECL. In the fourth quarter of 2022, the Company recorded a provision for credit losses totaling $20.9 million, including $11.1 million related to the retroactive effect of adopting CECL for all previous quarterly periods in the year ended December 31, 2022, including loan growth and changes to macro-economic conditions during the period. Recast amounts included in the earnings release and accompanying presentation reflect the impacts of the adoption of CECL on each interim period of 2022. See the Form 10-K for more details on the adoption of CECL and related effects to quarterly results for each quarter in the year ended December 31, 2022. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for unrealized losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for unrealized losses on debt securities held to maturity”, and "tangible stockholders' book value per common share, adjusted for unrealized losses on securities held to maturity". This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2023, including the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, impairment of investments, early repayment of FHLB advances, and other non-recurring actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Exhibit 2 reconciles these non-GAAP financial measures to reported results. Important Notices and Disclaimers

3Performance Highlights 3Q23 Business • Net income attributable to the Company was $22.1 million in 3Q23 compared to $7.3 million in 2Q23 • Pre-provision net revenue was $36.5 million in 3Q23 compared to $38.3 million in 2Q23 • Diluted earnings per share (EPS) was $0.66 in 3Q23 compared to $0.22 in 2Q23 • Net Interest Margin (“NIM”) was 3.57% in 3Q23 compared to 3.83% in 2Q23 • Total assets were $9.3 billion, a decrease of $173.8 million, or 1.8%, compared to 2Q23 • Total gross loans were $7.14 billion, a decrease of $74.4 million, or 1.0%, compared to $7.22 billion in 2Q23 • Average yield on loans slightly down to 6.77% in 3Q23 compared to 6.79% in 2Q23 • Total deposits were $7.55 billion, a decrease of $32.7 million, or 0.4%, compared to $7.58 billion in 2Q23. • Core deposits were $5.24 billion, down $254.0 million, or 4.6%, compared to $5.50 billion as of 2Q23. The decrease in 3Q23 includes reductions in institutional deposits of $292 million • Average cost of total deposits increased to 2.66% in 3Q23 compared to 2.40% in 2Q23 • Loan to deposit ratio improved to 94.64% compared to 95.22% in 2Q23 • FHLB advances were $595.0 million, a decrease of $175.0 million, or 22.7%%, compared to $770.0 million in 2Q23 due to prepayments during 3Q23, as part of asset/liability management • Assets under management totaled $2.09 billion, down $55.3 million, or 2.6%, compared to $2.15 billion in 2Q23 Earnings Capital • All capital ratios continue to be substantially above "well-capitalized" levels • Quarterly cash dividend of $0.09 per share of Amerant common stock paid out on August 31, 2023 • Repurchased 142,888 shares for $2.7 million in 3Q23 and an aggregate of 259,853 shares for $4.9 million YTD (average price of $18.98 per share or 0.9X Price to Book Value); $20 million available as 3Q23

4 (1) Shares were bought back under the "2023 Class A Common Stock Repurchase Program" approved on December 19, 2022. (2) Includes forfeitures and surrendered shares to cover tax obligations under the Company's equity incentive plan. Shares Outstanding Changes in shares outstanding: Class A balance at June 30, 2023 33,736,159 Class A repurchase program (1) (142,188) Stock-based compensation activity (2) (10,350) Balance at September 30, 2023 33,583,621

5Well Capitalized Position (1) Includes $105.6 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates. (2) Includes $26.1 million in accumulated unrealized losses net of taxes related to the decline in the fair value of debt securities held to maturity, which are carried at amortized cost, as a result of increases in market rates. (3) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. As of September 30, 2023 Total Capital Ratio 12.70% TCE Ratio (1)(3) TCE adj. for HTM Valuation(2)(3) TBV/Share adj. for HTM Valuation (3) 7.44% 10.30% 7.18% $19.86 Regulatory Minimum: 10.00% Common Equity Tier 1 Capital (CET1) Ratio Regulatory Minimum: 6.50%

6 ($ in millions, except %) Change QoQ Change YTD 4Q22 2Q23 3Q23 $ % $ % Commercial Real Estate 211 255 292 37 15 81 38 Commercial & Industrial 819 1,028 1,010 (18) (2) 191 23 Specialty Finance 123 176 209 33 19 86 70 Florida Government and Municipalities 283 275 263 (12) (4) (20) (7) Retail and Business Banking 1,514 1,637 1,723 86 5 209 14 Private Banking 285 428 498 70 16 213 75 International Banking 2,423 2,466 2,479 13 1 56 2 Institutional Deposits 757 629 337 (292) (46) (420) (55) Brokered Deposits 629 686 736 50 7 107 17 Total Deposits 7,044 7,580 7,547 (33) — 503 7 Total Gross Loans (1) 6,920 7,217 7,143 (74) (1) 223 3 Loan to Deposit Ratio 98.2% 95.2% 94.6 % Brokered Deposits/Total Deposits 8.9% 9.0% 9.8 % Noninterest Bearing Deposits/Total Deposits 19.4% 17.1% 18.2 % Strong organic deposit inflows with reductions of institutional deposits Deposits Details (1) Includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost

7 $6,588 $7,044 $7,287 $7,580 $7,547 $3,839 $3,927 $3,984 $4,149 $3,861 $926 $1,120 $1,204 $1,451 $1,580$504 $629 $738 $686 $736 $1,319 $1,368 $1,361 $1,294 $1,370 0.83% 1.38% 1.91% 2.40% 2.66% 3Q22 4Q22 1Q23 2Q23 3Q23 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 $2,529 $2,494 $2,423 $2,479 2020 2021 2022 3Q23 2,500 5,000 $3,203 $3,137 $4,621 $5,068 2020 2021 2022 3Q23 2,500 5,000 Domestic Deposits ($ in millions) Well Diversified and Stable Deposit Mix Deposit Composition International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits (2) ($ in millions, except for percentages) (1) 3Q23, 2Q23, 1Q23, 4Q22 and 3Q22 include brokered transaction deposits of $13 million, $55 million, $13 million, $21 million and $44 million, respectively, and brokered time deposits of $723 million, $631 million, $725 million, $609 million and $460 million, respectively. (2) Annualized and calculated based upon the average daily balance of total deposits. Noninterest Bearing Demand Deposits 33% of Total Deposits 57,362 Accounts 67% of Total Deposits 48,907 Accounts

8 65.61% 64.10% 2Q23 3Q23 17.1% 18.2% 2Q23 3Q23 10.77% 11.08% 2Q23 3Q23 3.83% 3.57% 2Q23 3Q23 Key Performance Metrics NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio (1) Calculated based upon the average daily balance of total assets (2) Calculated based upon the average daily balance of stockholders' equity (3) Excludes loans held for sale carried at fair value and loans held for sale carried at the lower of estimated fair value or cost (4) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP measures. 1.48% 1.40% 2Q23 3Q23 ACL / Total Loans held for investment (3) 0.31% 0.92% 2Q23 3Q23 ROA (1) 3.92% 11.93% 2Q23 3Q23 Excluding $6.3 million in non-routine noninterest expenses and $6.9 million in non-routine noninterest income items in 3Q23, the core metrics were as follows during 3Q23: • Core Efficiency Ratio(4) was 62.08% compared to 60.29% in 2Q23 • Core ROA(4) was 0.91% compared to 0.34% in 2Q23 • Core ROE(4) was 11.69% compared to 4.32% in 2Q23 ROE (2)

9

Investment Portfolio

Balances and Yields [1]

($ in millions)


1,500
1,000
500
0
$12.2
$234.3
3.01%
$1,052.3
$2.5
$234.4
3.89%
$1,027.7
$2.4
$230.3
3.98%
$1,033.8
3Q22
2Q23
3Q23
Available for Sale (AFS)
Held to Maturity (HTM)
Marketable Equity Securities (2)
Yield

Highlights

- Effective duration increased to 5.3 years driven by higher estimated mortgage rates and therefore slower prepayments
- Valuation of AFS debt securities decreased $18.6 million after-tax in 3Q23 compared to a decrease of $13.5 million in 2Q23. The change quarter-over-quarter was driven by rising rates during 3Q23.
- The percentage of government guaranteed securities in the AFS portfolio remained stable at 75%. Most of the remaining securities are rated investment grade
- HTM securities represented 17.5% of total investment portfolio. Unrealized losses in this portfolio were $26.1 million after-tax in 3Q23 compared to $18.5 million in 2Q23

Fixed vs. Floating [3]


June 2023
15.4%
5.1 yrs
Effective
Duration
84.6%
September 2023
15.4%
5.3 yrs
Effective
Duration
84.6%
Fixed rate
Floating rate

Available for Sale Securities by Type

September 30, 2023


Other 0.6%
Corporate debt 24.4%(4)
Collateralized loan obligations 0.5%
U.S. Gov't agency 34.4%
U.S. Gov't sponsored enterprises 40.1%

[1] Excludes Federal Reserve Bank and FHLB stock

[2] During 1Q23, the Company sold all of its marketable equity securities with a total fair value of $11.2 million at the time of sale, and recognized a net loss of 0.2 million in connection with this transaction. Therefore, there were no marketable equity securities at the close of 1Q23. In 2Q23, the Company purchased a mutual fund investment with an original cost of $2.5 million.

[3] Hybrid investments are classified based on current rate (fixed or floating)

[4] Includes $124.0 million in subordinated debt securities issued by financial institutions

10

Loan Portfolio Highlights

Loan Composition (1)


8.9%
15.8%
15.3%
18.7%
5.06%
41.3%
8.7%
16.7%
15.1%
20.2%
5.85%
39.3%
7.7%
17.4%
15.0%
21.3%
6.38%
38.6%
7.0%
18.5%
14.7%
22.0%
6.79%
37.8%
6.1%
19.5%
15.8%
20.5%
6.77%
38.0%
3Q22
4Q22
1Q23
2Q23
3Q23
Owner Occupied
Consumer
CRE
Commercial and FI & Acceptances
Single Family Residential
Average Loan Yield

Geographic Mix (1)


3.8%
2.5%
5.3%
20.6%
67.8%
4.0%
2.3%
4.8%
20.8%
68.1%
3.8%
2.1%
4.4%
20.0%
69.7%
3.9%
2.1%
4.1%
19.6%
70.3%
4.0%
2.0%
3.4%
18.5%
72.1%
3Q22
4Q22
1Q23
2Q23
3Q23
South Florida
Tampa
Texas
New York
Other (2)

- Commercial loans include $690.8 million in specialty finance loans compared to $625.4 million in 2Q23.
- Single family residential portfolio increased $58.1 million to $1.4 billion in 3Q23. This portfolio includes $82.5 million of loans originated and purchased in 3Q23
- Consumer loans include approximately $254.7 million in loans purchased under indirect lending programs in 3Q23 compared to $312.3 million in 2Q23
- Loans held for sale [3] in 3Q23 include $26.0 million in mortgage loans carried at fair value compared to $49.9 million in 2Q23. In addition, in 3Q23 loans held for sale include $43.3 million related to a New York-Based CRE loan previously recorded as held for investment

(1) Includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost
(2) Consists of international loans
(3) Loans held for sale in 4Q22 and 3Q22 comprised of $62.4 million and $65.3 million, respectively, in mortgage loans carried at fair value (AMTM).

Credit Quality

11

NPLs (1) and NPAs(1) / Total Assets


0.21%
0.29%
0.41%
0.41%
0.23%
0.51%
0.50%
0.71%
0.36%
0.57%
3Q22
4Q22
1Q23
2Q23
3Q23
NPLs / Total Assets
NPAs / Total Assets

Allowance for Credit Losses (2)

($ in millions)


$76.5
$83.5
$84.4
$106.0
$98.8
1.19%
1.22%
1.20%
1.48%
1.40%
3Q22
4Q22
1Q23
2Q23
3Q23
Allowance for credit Losses (2)
ACL as a % of Total Loans held for investment (2)

Allowance for Credit Losses / Total NPL (2)


4.1x
2.2x
3.8x
2.2x
3.0x
3Q22
4Q22
1Q23
2Q23
3Q23

Net Charge-Offs / Average Total Loans held for investment (3)(4)(5)


0.09%
0.59%
0.64%
0.42%
0.82%
3Q22
4Q22
1Q23
2Q23
3Q23

- Recorded provision for credit losses of $8.0 million in 3Q23 which was comprised of $7.6 million to cover charge-offs, $1.4 million due to loan composition and volume changes and $0.6 million added to the provision for credit contingencies, which is recorded in other liabilities. These provision requirements were offset by $0.4 million release due to credit quality and factor updates and $1.2 million release due to recoveries.
- Net charge-offs totaled $14.6 million in 3Q23 primarily related to multiple purchased indirect consumer loans ($6.4 million) and multiple smaller commercial loans ($9.3 million of which $5.7million were previously reserved)

(1) Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets.
(2) As previously disclosed, the Company adopted CECL in the fourth quarter of 2022, effective as of January 1, 2022. See Form 10-K for more details on the CECL adoption and related effects to quarterly results for each quarter in the year ended December 31, 2022.
(3) Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses.
(4) Total loans exclude loans held for sale
(5) In the fourth quarter of 2022, the Company changed its charge-off policy for consumer unsecured loans from 120 to 90 days past due. This change resulted in an additional $3.4 million in charge-offs for consumer loans.

Commercial Real Estate (CRE) Held For Investment-Detail

12

Outstanding as of September 30, 2023
($ in millions, except %)

CRE Type	FL	TX	NY	Other	Total	% Total CRE	% Total Loans (1)	Income Producing (2)	Land and Construction
Retail	$ 483	$ 157	$ 81	$ 2	$ 723	27.2 %	10.3 %	$ 719	$ 4
Multifamily	342	480	114	20	$ 956	35.8 %	13.5 %	771	185
Office	272	46	30	—	$ 348	13.0 %	4.9 %	343	5
Hotels	250	—	—	19	$ 269	10.1 %	3.8 %	269	—
Industrial	60	46	15	—	$ 121	4.6 %	1.7 %	122	—
Specialty	169	—	—	7	$ 176	6.6 %	2.5 %	141	34
Land	74	—	—	—	$ 74	2.7 %	1.1 %	—	74
Total CRE	**$ 1,650**	**$ 729**	**$ 240**	**$ 48**	**$ 2,667**	**100.0 %**	**37.8 %**	**$ 2,365**	**$ 302**

(1) Calculated as a percentage of loans held for investment only

(2) Income producing properties include non-owner occupied and multi-family residential loans

Highlights

- Conservative weighted average loan-to-value (LTV) 59% and debt service coverage (DSC) 1.4x
- Strong sponsorship profile: 30% top-tier borrowers (top-tier borrowers represent 27% in multifamily, 38% in retail, 36% in office and 51% in hotel, respectively within each sub-portfolio)
- No significant tenant concentration in CRE retail loan portfolio, where the top 15 tenants represent 22% of the total. Major tenants include recognized national and regional grocery, pharmacy, food and clothing retailers and banks
- 49% of CRE loans have interest rate protection in the form of interest rate caps or swaps

13 $69.9 $82.2 $82.3 $83.9 $78.6 3.61% 3.96% 3.90% 3.83% 3.57% Net Interest Income NIM 3Q22 4Q22 1Q23 2Q23 3Q23 0 10 20 30 40 50 60 70 80 NII was down in 3Q23 which was mainly driven by: • higher average rates on total interest bearing liabilities, mainly total deposits and FHLB advances • higher average balance of customer time deposits Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Total Deposits Beta Evolution ($ in millions, except for percentages) Commentary 3Q22 4Q22 1Q23 2Q23 3Q23 Cost of Deposits (Domestic) (1) 1.25% 1.97% 2.62% 3.19% 3.49 % Cost of Deposits (International) (1) 0.16% 0.34% 0.53% 0.74% 0.94 % Cost of FHLB Advances 1.82% 2.86% 2.86% 3.69% 4.07 % Cost of Funds (2) 1.04% 1.57% 2.11% 2.59% 2.86 % Cost of Funds 0.14 0.44 1.06 1.96 1.04 0.14 0.23 0.32 0.40 0.43 3Q22 4Q22 1Q23 2Q23 3Q23 0 2 0 1 (1) Calculated based upon the average balance of total noninterest bearing and interest bearing deposits. (2) Calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand depositsQuarterly BetaCumulative Beta

14 <1 year; 52% 1-3 years; 6% 4-5 years; 7% 5+ years; 35% 324 338 344 350 365 372 383 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps 250 300 350 400 As of September 30, 2023 Fixed 47% Adjustable 53% Interest Rate Sensitivity By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve. Loan Portfolio Details Impact on NII from Interest Rate Change (1) AFSChange from base ($ in M ill io ns ) Swap 1% Fixed 47% UST 1% Prime 14% SOFR 37% As of September 30, 2023 Impact on AFS from Interest Rate Change (1) -7.4% -3.5% 0% 6.3% 4.3% -1.6% 9.6% No Floor; 49% 0.5-2%; 1% 2-3.5%; 18% 3.5-5%; 23% 5-6.75%; 9% By Floors 1,129 1,081 1,056 1,032 1,009 986 943 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io ns ) 9.4% 4.7% 2.3% 0% -2.2% -4.4% -8.6% Expected AOCI Accretion Change from MVNet Interest Income (145) (139) 3Q23 4Q23 (estimated) (140) (130) approx. 4.1% drop in AOCI

15 $16.0 $24.4 $19.3 $26.6 $21.9 $4.6 $4.8 $5.0 $4.9 $5.1 $4.6 $4.1 $4.2 $4.3 $4.4 $1.5 $(3.4) $(9.7) $2.6 $3.1 $4.5 $4.5 $4.4 $2.8 $3.4 $2.1 $0.5 $1.2 $1.0 $11.4 $13.2 $13.4 $7.0 3Q22 4Q22 1Q23 2Q23 3Q23 0 10 20 30 12.5% 87.5% 19% 81% Noninterest Income Mix Noninterest Income Mix Commentary Assets Under Management/Custody Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income $2.1B Domestic International 3Q233Q22 $1.8B ($ in millions) Securities gains (losses), net (1) Income from interest rate swaps and other derivative transactions with customers. In 3Q23, 2Q23, 1Q23, 4Q22 and 3Q22, the Company incurred expenses related to derivative transactions with customers of $18.0 thousand, $0.1 million, $1.6 million, $3.3 million and $1.8 million, respectively. (2) Unrealized gains (losses) related to the valuation of uncovered interest rate swaps with clients. In 3Q23, we had derivative losses of $0.1 million compared to derivative gains of $0.2 million in 2Q23. (3) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. Loan-related derivative income (1) Derivative (losses) gains, net (2) $62.4 Gain on early extinguishment of FHLB advances, net • Noninterest income was down by $4.7 million in 3Q23, primarily due to: ◦ lower gains on the early extinguishment of FHLB advances ◦ lower mortgage banking income • Core noninterest income(3), which excludes $6.9 million in non-routine items, was $15.0 million in 3Q23 compared to $14.2 million in 2Q23 $(0.1) $0.2 $(1.2) $(0.1) $(0.1)

Noninterest Expense

16

Noninterest Expense Mix

($ in millions, except for FTEs)



$56.1
$62.2
$64.7
$72.5
$64.4
50
$26.0
$29.4
$29.8
$38.3
$33.1
$30.1
$32.8
$34.9
$34.2
$31.3
3Q22
4Q22
1Q23
2Q23
3Q23
Salaries and employee benefits
Other operating expenses
FTE

Non-routine Noninterest Expenses

($ in millions)



20
0
$2.0
$2.4
$3.4
$13.4
$6.3
3Q22
4Q22
1Q23
2Q23
3Q23
Non-routine noninterest expense items

Commentary

- Noninterest expense decreased in 3Q23 primarily due to:
  - the absence of the loss on sale of repossessed assets in 2Q23 in connection with our equipment-financing activities
  - the absence of additional expenses in 2Q23 in connection with the termination of contracts with third party vendors resulting from the engagement of FIS
  - lower advertising expenses resulting from campaigns in connection with our partnerships with professional sporting teams
  - the absence of the additional telecommunication and data processing expenses due to disposition of fixed assets in 2Q23
  - the absence of the $2.0 million impairment charge related to an investment carried at cost
  - lower professional fees in connection with call center services that are no longer needed as a result of the engagement with FIS and the absence of the additional consulting expenses in 2Q23
  - the absence of accelerated depreciation of leasehold improvements in 2Q23 in connection with the closure of a branch in Miami, FL in 2023
- **Core noninterest expense**[(1)], which excludes $6.3 million in non-routine items, **was $58.1 million in 3Q23**

FTEs by company

	3Q22	4Q22	1Q23	2Q23	3Q23
Amerant Bank and other subsidiaries	614	624	628	617	602
Amerant Mortgage	67	68	94	93	98
TOTAL	**681**	**692**	**722**	**710**	**700**

[(1)] Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP.

Amerant Mortgage ("AMTM")

17

(in thousands, except for FTEs)	3Q23 AMTB [1]	3Q23 AMTM, net [2]	3Q23 Consolidated [3][5]	2Q23 AMTB [1]	2Q23 AMTM, net [2]	2Q23 Consolidated [3][5]
FTEs	602	98	700	617	93	710
Total revenue [4]	$ 99,053	$ 1,445	$ 100,498	$ 107,500	$ 2,996	$ 110,496
Expenses						
Personnel	29,265	2,069	31,334	30,974	3,273	34,247
Other operational	32,129	957	33,086	37,510	743	38,253
Total Expenses	$ 61,394	$ 3,026	$ 64,420	$ 68,484	$ 4,016	$ 72,500
PPNR [5][6]	**$ 37,659**	**$ (1,581)**	**$ 36,456**	**$ 39,016**	**$ (1,020)**	**$ 38,258**
Efficiency ratio	**61.98%**		**64.10%**	**63.71%**		**65.61%**

(in millions except for no. of applications)	3Q23	2Q23
AMTM sold to AMTB	$ 83.6	$ 113.0
Pipeline	$106.8 million or 266 applications *(as of October 18, 2023)*	$94.9 million or 294 applications *(as of July 07, 2023)*
Current locked pipeline	$ 84.0	$ 121.0
Interest income recognized by AMTB on loans added through AMTM	$ 8.6	$ 8.1

- Loans sold from AMTM to AMTB are from Amerant Bank customers, primarily private banking customers
- Increase in rates locks reflects sales to third parties

(1) Consolidated balances of Amerant Bancorp Inc. and non-mortgage banking subsidiaries; excludes intercompany balances which are eliminated in consolidation.
(2) Stand-alone balances of AMTM; excludes intercompany balances which are eliminated in consolidation.
(3) Consolidated balances of Amerant Bancorp Inc. and its subsidiaries.
(4) Consists of net interest income plus non-interest income
(5) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP.
(6) PPNR excludes a loss of $0.4 million and $0.3 million in 3Q23 and 2Q23, respectively, related to the minority interest share in AMTM.

18Core Conversion - FIS The primary objectives: • Move to a state-of-the-art core system and modern stack • Create a simplified and fully integrated ecosystem of applications • Significantly strengthen cybersecurity and information security infrastructure • Leverage selected back-office functions with FIS to create efficiencies and retain high value roles • Support the bank's growth and be ready to easily absorb new entities if we elect to pursue a M&A strategy • Partner with a well-known and recognized IT provider in financial services that recently re-dedicated themselves to focus solely on financial services • On track for conversion early November

19Physical Transformation Update • Final two branch “refresh” locations to be completed before year end; five other locations completed YTD • This will complete the entire network - essential for “common look and feel” of Amerant experience for our team members and customers • New locations - in the Works: Downtown Miami, Las Olas (Downtown Ft. Lauderdale), Tampa and San Felipe / River Oaks (Houston) • Consolidation - Edgewater, FL location in 4Q with Downtown Miami opening • New regional headquarters in process – Broward County (Plantation) in 4Q23 and Tampa in 1Q24

20Continuing to Promote Our Brand

21In Conclusion We are nearing the end of our “transformation” phase… • We have our executive leadership team in place and we are focused on attracting the right people to add to our team to achieve our strategic objectives • Completing transition to FIS will provide the technological platform to support the Company’s growth • New locations nearing completion – banking centers in downtown Miami, Ft. Lauderdale, River Oaks and Tampa, and new regional offices in Broward County and Tampa • Sustainability program and commitments in place and on target • Proud to now be listed on the NYSE - as of August 29, 2023 • And even prouder that we have been recognized as one of Newsweek's "Top 100 Most Loved Workplaces®" for the 2nd consecutive year

Supplemental Loan Portfolio Information

Loans Held for Investment Portfolio by Industry

23

As of September 30, 2023

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 6	$ 227	$ 233	3.3 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,667	—	2,667	37.8 %
Other real estate related services and equipment leasing (2)	122	113	235	3.3 %
Total construction and real estate & leasing	**2,789**	**113**	**2,902**	**41.1 %**
Manufacturing:				
Foodstuffs, Apparel	77	32	109	1.5 %
Metals, Computer, Transportation and Other	22	55	77	1.1 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	12	32	44	0.6 %
Total Manufacturing	**111**	**119**	**230**	**3.2 %**
Wholesale (3)	135	332	467	6.6 %
Retail Trade (4)	286	124	410	5.8 %
Services:				
Communication, Transportation, Health and Other (5)	298	264	562	7.9 %
Accommodation, Restaurants, Entertainment and other services (6)	157	161	318	4.5 %
Electricity, Gas, Water, Supply and Sewage Services	8	18	26	0.4 %
Total Services	**463**	**443**	**906**	**12.8 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	3	3	6	0.1 %
Mining	—	22	22	0.3 %
Total Primary Products	**3**	**25**	**28**	**0.4 %**
Other Loans (7)	1,375	522	1,894	26.8 %
Total Loans (8)	**$ 5,168**	**$ 1,905**	**$ 7,073**	**100.0 %**

(1) Consists primarily of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 39%
(4) Gasoline stations represented approximately 56%
(5) Healthcare represented approximately 55%
(6) Other repair and maintenance services represented 27%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio
(8) At September 30, 2023, total unfunded commitments amounted to $1.2 billion. Not all unfunded commitments are unilaterally available to borrowers. For example, certain revolving loans and asset based lending loans require borrowers to provide additional collateral to access the full amount of the commitment

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 12.8% of total loans
- 73% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare and Restaurants

24 17% 31% 34% 18% —% 50% or less 51- 60% 61- 70% 71- 80% 81% or more 0% 10% 20% 30% 40% 50% 60% CRE Retail - Detail As of 09/30/2023 • Florida and Texas primarily include neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes high traffic retail corridors with proximity to public transportation services • Single-tenant consist of 2 loans located in the Fulton Mall corridor in Brooklyn, New York, 1 loan located in the Miami Beach retail corridor, and 1 loan located in the retail beach corridor in Hollywood, FL Highlights CRE Retail (1) Retail - LTV Food and Health Retail; 25% Clothing; 39% Tobacco & CBD; 36% CRE Retail - Single Tenant (1) (1) CRE retail loans above $5 million Total: $723 million Loan Portfolio Percentage: 10.2% Total: $36 million Loan Portfolio Percentage: 0.5% Neighborhood Center; 43% Single Tenant; 7% Strip/ Convenience; 14% Community Center; 22% Theme/ Festival Center; 14%

25 New York; 10% Texas; 13% South Florida; 77% 16% 37% 31% 16% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% CRE Office -Detail As of 09/30/2023 • CRE office above $5 million represent 16 loans totaling $303 million, or 87% of total CRE office with avg. debt-service coverage (DSCR) 1.7x and LTV 58% ◦ South Florida: 12 loans totaling $234 million with avg. DSCR 1.8x and LTV 57% (57% Miami-Dade, 35% Broward and 8% Palm Beach) ◦ New York: 2 loans totaling $30 million with avg. DSCR 1.3x and LTV 68% (65% Westchester and 35% Kings) ◦ Texas: 2 loans totaling $39 million with avg. DSCR 1.8x and LTV 50% (100% Dallas) Highlights CRE Office (1) Office - LTV (1) CRE office loans above $5 million Total: $303 million Loan Portfolio Percentage: 4.2%

Appendix 1

26

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) credit losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, early repayment of FHLB advances, impairment of investments, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

($ in thousands)	Three Months Ended,			
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net income attributable to Amerant Bancorp Inc. (1)	$ 22,119	$ 7,308	$ 20,186	$ 21,973
Plus: provision for credit losses (1)(2)	8,000	29,077	11,700	16,857
Plus: provision for income tax expense (1)	6,337	1,873	5,301	5,627
Pre-provision net revenue (PPNR)	36,456	38,258	37,187	44,457
Plus: non-routine noninterest expense items	6,303	13,383	3,372	2,447
Less: non-routine noninterest income items	(6,879)	(12,445)	(3,456)	(9,066)
Core pre-provision net revenue (Core PPNR)	$ 35,880	$ 39,196	$ 37,103	$ 37,838
Total noninterest income	$ 21,921	$ 26,619	$ 19,343	$ 24,365
Less: Non-routine noninterest income items:				
Derivatives (losses) gains, net	(77)	242	14	1,040
Securities losses, net	(54)	(1,237)	(9,731)	(3,364)
Gains on early extinguishment of FHLB advances, net	7,010	13,440	13,173	11,390
Total non-routine noninterest income items	$ 6,879	$ 12,445	$ 3,456	$ 9,066
Core noninterest income	$ 15,042	$ 14,174	$ 15,887	$ 15,299

27 Three Months Ended, ($ in thousands) September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Total noninterest expenses $ 64,420 $ 72,500 $ 64,733 $ 62,241 Less: non-routine noninterest expense items Restructuring costs (3): Staff reduction costs (4) 489 2,184 213 1,221 Contract termination costs (5) — 1,550 — — Consulting and other professional fees (6) — 2,060 2,690 1,226 Disposition of fixed assets (7) — 1,419 — — Branch closure expenses and related charges (8) 252 1,558 469 — Total restructuring costs $ 741 $ 8,771 $ 3,372 $ 2,447 Other non-routine noninterest expense items: Loans held for sale valuation expense (9) 5,562 — — — Loss of sale of repossessed assets (10) — 2,649 — — Impairment charge on investment carried at cost — 1,963 — — Total non-routine noninterest expense items $ 6,303 $ 13,383 $ 3,372 $ 2,447 Core noninterest expenses $ 58,117 $ 59,117 $ 61,361 $ 59,794 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d)

28

Appendix 1
Non-GAAP Financial Measures Reconciliations (cont'd)

(in thousands, except percentages and per share amounts)	Three Months Ended, September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net income attributable to Amerant Bancorp Inc. (1)	$ 22,119	$ 7,308	$ 20,186	$ 21,973
Plus after-tax non-routine items in noninterest expense:				
Non-routine items in noninterest expense before income tax effect	6,303	13,383	3,372	2,447
Income tax effect (11)	(1,486)	(2,811)	(708)	(460)
Total after-tax non-routine items in noninterest expense	4,817	10,572	2,664	1,987
Less after-tax non-routine items in noninterest income:				
Non-routine items in noninterest income before income tax effect	(6,879)	(12,445)	(3,456)	(9,066)
Income tax effect (11)	1,607	2,613	726	1,923
Total after-tax non-routine items in noninterest income	(5,272)	(9,832)	(2,730)	(7,143)
Core net income (1)	**$ 21,664**	**$ 8,048**	**$ 20,120**	**$ 16,817**
Basic earnings per share (1)	$ 0.66	$ 0.22	$ 0.60	$ 0.66
Plus: after tax impact of non-routine items in noninterest expense	0.14	0.31	0.08	0.06
Less: after tax impact of non-routine items in noninterest income	(0.15)	(0.29)	(0.08)	(0.22)
Total core basic earnings per common share (1)	**$ 0.65**	**$ 0.24**	**$ 0.60**	**$ 0.50**
Diluted earnings per share (1) (12)	$ 0.66	$ 0.22	$ 0.60	$ 0.65
Plus: after tax impact of non-routine items in noninterest expense	0.14	0.31	0.08	0.06
Less: after tax impact of non-routine items in noninterest income	(0.16)	(0.29)	(0.09)	(0.21)
Total core diluted earnings per common share (1)	**$ 0.64**	**$ 0.24**	**$ 0.59**	**$ 0.50**
Net income / Average total assets (ROA) (1)	0.92 %	0.31 %	0.88 %	0.97 %
Plus: after tax impact of non-routine items in noninterest expense	0.20 %	0.45 %	0.12 %	0.09 %
Less: after tax impact of non-routine items in noninterest income	(0.21) %	(0.42) %	(0.12) %	(0.32) %
Core net income / Average total assets (Core ROA) (1)	**0.91 %**	**0.34 %**	**0.88 %**	**0.74 %**

29Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d) Three Months Ended, (in thousands, except percentages, share data and per share amounts) September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Net income / Average stockholders' equity (ROE) (1) 11.93% 3.92% 11.15% 12.10 % Plus: after tax impact of non-routine items in noninterest expense 2.60% 5.68% 1.47% 1.09 % Less: after tax impact of non-routine items in noninterest income (2.84) % (5.28) % (1.51) % (3.93) % Core net income / Average stockholders' equity (Core ROE) (1) 11.69% 4.32% 11.11% 9.26 % Efficiency ratio 64.10% 65.61% 63.67% 58.42 % Less: impact of non-routine items in noninterest expense (6.27) % (12.11) % (3.32) % (2.30) % Plus: impact of non-routine items in noninterest income 4.25% 6.79% 2.12% 5.22 % Core efficiency ratio 62.08% 60.29% 62.47% 61.34 % Stockholders' equity $ 719,787 $ 720,956 $ 729,056 $ 705,726 Less: goodwill and other intangibles (13) (26,818) (24,124) (24,292) (23,161) Tangible common stockholders' equity $ 692,969 $ 696,832 $ 704,764 $ 682,565 Total assets 9,345,700 9,519,526 9,495,302 9,127,804 Less: goodwill and other intangibles (13) (26,818) (24,124) (24,292) (23,161) Tangible assets $ 9,318,882 $ 9,495,402 $ 9,471,010 $ 9,104,643 Common shares outstanding 33,583,621 33,736,159 33,814,260 33,815,161 Tangible common equity ratio 7.44% 7.34% 7.44% 7.50 % Stockholders' book value per common share $ 21.43 $ 21.37 $ 21.56 $ 20.87 Tangible stockholders' equity book value per common share $ 20.63 $ 20.66 $ 20.84 $ 20.19

30Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d) Three Months Ended, (in thousands, except percentages, share data and per share amounts) September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Tangible common stockholders' equity $ 692,969 $ 696,832 $ 704,764 $ 682,565 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (14) (26,138) (18,503) (15,542) (18,234) Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity 666,831 678,329 689,222 664,331 Tangible assets $ 9,318,882 $ 9,495,402 $ 9,471,010 $ 9,104,643 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (14) (26,138) (18,503) (15,542) (18,234) Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 9,292,744 $ 9,476,899 $ 9,455,468 $ 9,086,409 Common shares outstanding 33,583,621 33,736,159 33,814,260 33,815,161 Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity 7.18% 7.16% 7.29% 7.31 % Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 19.86 $ 20.11 $ 20.38 $ 19.65

31Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d) (1) As previously disclosed, the Company adopted CECL in the fourth quarter of 2022, effective as of January 1, 2022. See Form 10-K for more details of the CECL adoption and related effects to quarterly results for each quarter in the year ended December 31, 2022. (2) In the third quarter of 2023, includes $7.4 million and $0.6 million of provision for credit losses on loans and unfunded commitments (contingencies), respectively. For all other periods shown, includes provision for credit losses on loans. There was no provision for credit losses on unfunded commitments in the second quarter of 2023 and the fourth quarter of 2022. In the first quarter of 2023, the provision for credit losses on unfunded commitments was $0.3 million. (3) Expenses incurred for actions designed to implement the Company’s business strategy. These actions include, but are not limited to reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (4) Staff reduction costs consist of severance expenses related to organizational rationalization. (5) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (6) Includes expenses in connection with the engagement of FIS of $2.0 million, $2.6 million and $1.1 million in the three months ended June 30, 2023, March 31, 2023 and December 31, 2022, respectively. (7) Include expenses in connection with the disposition of fixed assets due to the write off of in-development software in the three months ended June 30, 2023. (8) In the three months ended September 30, 2023, consists of expenses in connection with the closure of a branch in Houston, Texas in 2023. In the three months ended June 30, 2023, consists of expenses associated with the closure of a branch in Miami, Florida in 2023, including $0.9 million of accelerated amortization of leasehold improvements and $0.6 million of right-of-use, or ROU asset impairment. In the three months ended March 31, 2023, includes $0.5 million of ROU asset impairment associated with the closure of a branch in Houston, Texas in 2023. (9) Fair value adjustment related to a New York-based CRE loan held for sale carried at the lower of fair value or cost. (10)In the three months ended June 30, 2023, amount represents the loss on sale of repossessed assets in connection with our equipment-financing activities. (11)In the three months ended March 31, 2023, amounts were calculated based upon the effective tax rate for the period of 21.00%. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect. (12) Potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance stock units. In all the periods presented, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted average shares outstanding than basic weighted average shares outstanding, and had a dilutive effect on per share earnings. (13) At September 30, 2023, other intangible assets primarily consist of naming rights and mortgage servicing rights (“MSRs”) of $2.7 million and $1.3 million, respectively. At June 30, 2023, March 31, 2023 and December 31, 2022, other intangible assets primarily consist of MSRs of $1.3 million, $1.4 million and $1.3 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets. (14) In the three months ended September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.51%, 25.46%, 25.53% and 25.55%, respectively.

32